UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2012

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

The information required by this item is set forth in Item 5.02 below and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On October 24, 2012, the registrant issued a press release to announce results for the third quarter of 2012, ended September 29, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, the registrant’s Board of Directors (“Board”) accepted the resignation of Gideon Argov as President, effective October 31, 2012, and as Chief Executive Officer and director, effective November 27, 2012. This resignation will entitle Mr. Argov to certain benefits pursuant to the terms of his Amended and Restated Employment Agreement, dated as of May 4, 2005, the charge for which is reflected in the third quarter results referred to in Item 2.02 above. On October 22, 2012, the Board also elected Bertrand Loy as President and a director of the registrant, effective November 1, 2012, and as Chief Executive Officer to succeed Mr. Argov effective November 28, 2012. In connection with these events, the registrant included in the press release referred to in Item 2.02 above information concerning these management changes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Loy and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Loy and any director or executive officer of the registrant and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Loy has not been, nor at this time is he expected to be, appointed to any committees of the Board. There are no arrangements or understandings between Mr. Loy and any other person pursuant to which Mr. Loy was selected as a director. Mr. Loy will receive no separate compensation for his role as a director. Mr. Loy fills a vacancy created by an increase in the size of the Board from eight to nine.

The registrant is currently negotiating the terms of an employment agreement with Mr. Loy. Following execution of a definitive employment agreement, the registrant will disclose the material terms thereof in an amendment to this Form 8-K. In addition, it is expected that the registrant will enter into new standard forms indemnification and change in control agreements with Mr. Loy, the material terms of which will be substantially the same as those in place with respect to his prior position and will likewise be disclosed in an amendment to this Form 8-K.

Mr. Loy has served as the Executive Vice President and Chief Operating Officer of the registrant since July 2008. Prior to that, he served as our Executive Vice President and Chief Administrative

Officer from the August 2005 effectiveness of the merger with Mykrolis Corporation until July 2008. He served as the Vice President and Chief Financial Officer of Mykrolis Corporation from January 2001 until the Merger. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation, a predecessor corporation to Mykrolis, from April 1999 until December 2000. From 1995 until 1999, he served as the Division Controller for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis) in a variety of financial, audit and controller positions located in Europe, Central America and Japan. Mr. Loy currently serves on the board of BTU International, Inc., a publicly held supplier of advanced thermal processing equipment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated October 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: October 24, 2012	By	/s/ Gregory B. Graves
Gregory B. Graves,
Executive Vice President & Chief Financial Officer